EXHIBIT 10.11

SENSUS RESTRICTED SHARE PLAN

Table of Contents

SECTION 1	GENERAL

1.1.	Purpose
1.2.	Participation

SECTION 2	RESTRICTED SHARE AWARDS

2.1.	Restricted Share Unit Awards
2.2.	Eligibility

SECTION 3	OPERATION AND ADMINISTRATION

3.1.	Effective Date
3.2.	Shares Subject to Plan
3.3.	Adjustments to Shares
3.4.	Subordination
3.5.	Limit on Distribution
3.6.	Withholding
3.7.	Transferability
3.8.	Notices
3.9.	Form and Time of Elections
3.10.	Agreement With Company
3.11.	Limitation of Implied Rights
3.12.	Evidence
3.13.	Action by Company or Related Company
3.14.	Gender and Number

SECTION 4	COMMITTEE

4.1.	Administration
4.2.	Selection of Committee
4.3.	Powers of Committee
4.4.	Delegation by Committee
4.5.	Information to be Furnished to Committee
4.6.	Liability and Indemnification of Committee

SECTION 5	AMENDMENT AND TERMINATION

SECTION 6	VOTING RIGHTS; MANAGEMENT SHAREHOLDERS AGREEMENT

SECTION 7	SHAREHOLDERS AGREEMENT

i

SENSUS RESTRICTED SHARE PROGRAM

SECTION 1

GENERAL

1.1.  Purpose.  The Sensus Restricted Share Plan (the “Plan”) has been established by Sensus Metering Systems (Bermuda 1), Ltd., a Bermuda limited company (the “Company”) to:

(a)                                  attract and retain employees, directors and other persons providing services to the Company and the Related Companies (as defined below);

(b)                                 motivate Participants (as defined in subsection 1.2), by means of appropriate incentives, to achieve long-range goals;

(c)                                  provide incentive compensation opportunities that are competitive with those of other corporations; and

(d)                                 further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the value of the Company’s common shares;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.  The term “Related Company” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)), with respect to the Company or any affiliate of the Company which is designated as a Related Company by the Committee.

1.2.  Participation.  Subject to the terms and conditions of the Plan, the Committee (as described in Section 4) shall determine and designate, from time to time, from among the Eligible Individuals (as defined below), those persons who will be granted one or more awards under Section 2 of the Plan (an “Award”), and thereby become “Participants” in the Plan.  In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant.  Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.  For purposes of the Plan, the term “Eligible Individual” shall mean any employee, consultant or director of the Company or a Related Company or other person providing services thereto.

SECTION 2

RESTRICTED SHARE AWARDS

2.1.  Restricted Share Awards.  Participants in the Plan shall receive Restricted Share Awards to the extent determined by the Committee.  A “Restricted Share Award” is the grant of a right to receive a Class B Common Share of the Company (a “Share”) in the future, with such Shares or right to future delivery of such Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.  Each Restricted Share Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

2.2.  Eligibility.  The Committee shall designate the Participants to whom Awards are to be granted under this Section and shall determine the number of Shares subject to each such Award.

SECTION 3

OPERATION AND ADMINISTRATION

3.1.  Effective Date.  The Plan shall be effective as of the date it is approved by the Board of Directors of the Company (the “Board”).(1)  The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards awarded under it are outstanding.

3.2.  Shares Subject to Plan.  The aggregate number of Shares with respect to which Awards may be made under the Plan shall be 2,000,000 Shares.  To the extent any Restricted Share covered by an Award are forfeited or canceled, the shares of Share subject to such Restricted Share shall not be deemed to have been awarded for purposes of determining the maximum number of Shares available under the Plan.

3.3.  Adjustments to Shares.

(a)                                  If the Company shall effect any subdivision or consolidation of Shares or other capital readjustment, payment of share dividend, share split, combination of Shares or recapitalization or other increase or reduction of the number of Shares outstanding without receiving compensation therefor in money, services or property, then the Committee shall equitably adjust (i) the number and or type of Shares available under the Plan; (ii) the number and or type of Shares available under any individual or other limits; and (iii) the number and or type of Shares subject to outstanding Awards.

(b)                                 If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the shareholders of the Company receive any

(1)          Restricted Share Awards will be made to initial participants as of December 17, 2003.

shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, there shall be substituted for the Shares subject to outstanding Awards an appropriate number of shares of each class of share or amount of other securities or property which were distributed to the shareholders of the Company in respect of such Shares, subject to the following:

(i)                                     If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other equitable adjustments to the Awards to the extent that the Committee determines in good faith such adjustments are consistent with the purposes of the Plan and of the affected Awards.

(ii)                                  All or any of the Awards may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant and only if the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of all cancelled Awards (without regard to whether such Awards would otherwise be vested).

(iii)                               Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

(c)                                  Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled.  If Awards are cancelled under this paragraph, then, with respect to any affected Participant, the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of all cancelled Awards (without regard to whether such cancelled Awards would otherwise be vested).

The foregoing provisions of this paragraph shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate.  Notwithstanding the foregoing provisions of this paragraph (c), in lieu of cancellation of outstanding Awards, the Committee and the purchaser of all or substantially all of the Company’s assets may provide that an appropriate number of shares or securities of the purchaser or its affiliates shall be substituted for Shares with respect to outstanding Awards under the Plan, provided that such substituted awards shall be comparable in value and contain terms and conditions similar to the Awards.

(d)                                 In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

(e)                                  The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Company’s Shares or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f)                                    Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of share of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(g)                                 Awards under the Plan are subject to adjustment under this subsection only during the period in which they are considered to be outstanding under the Plan.  For purposes of this subsection, an Award is considered “outstanding” on any date if the Participant’s ability to obtain all benefits with respect to the Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award).  The determination of whether an Award is outstanding shall be made by the Committee.

3.4.  Subordination.  All Class B Common Shares issued pursuant to the Plan shall be subordinated in right of payment upon any liquidation or winding up of the Company or other distribution of capital of the Company to the prior payment in full of the liquidation preferences of the Series A Preferred Shares of the Company, the Class  A Common Shares of the Company and any other class or series of shares of the Company ranking senior to the Class B Common Shares in respect of the right to receive dividends and/or assets upon a liquidation of the Company in accordance with the Bye-Laws of the Company as in effect from time to time.

3.5.  Limit on Distribution.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws.

3.6.  Withholding.  All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Shares which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, except to the extent permitted by the Committee, previously-owned Shares that have been held by the Participant less than six months or Shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law.

3.7.  Transferability.  Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution and in accordance with the Agreement.  Notwithstanding the foregoing provisions of this subsection, Awards under the Plan may be transferred to or for the benefit of the Participant’s family, subject to such procedures as the Committee may establish.

3.8.  Notices.  Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices.  The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time.  Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

3.9.  Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

3.10.  Agreement With Company.  At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the “Agreement”) in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

3.11.  Limitation of Implied Rights.

(a)                                  Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company.  Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)                                 The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and Shares are registered in his name.

3.12.  Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

3.13.  Action by Company or Related Company.  Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors or trustees, as applicable, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any share exchange) by a duly authorized officer of the Company.

3.14.  Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 4

COMMITTEE

4.1.  Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board (the “Committee”) in accordance with this Section 4.

4.2.  Selection of Committee.  The Committee shall be selected by the Board and shall consist of not fewer than two members of the Board, none of whom shall be eligible to receive Awards under the Plan.

4.3.  Powers of Committee.  The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)                                  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards.  In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b)                                 The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)                                  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d)                                 Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

4.4.  Delegation by Committee.  The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

4.5.  Information to be Furnished to Committee.  The Company and Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties.  The records of the Company and Related Companies as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

4.6.  Liability and Indemnification of Committee.  No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Director or employee of the Company or Related Company.  The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.  This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 5

AMENDMENT AND TERMINATION

Subject to obtaining such approvals as may be required under the Code or Bermuda corporate law, the Board may, at any time, amend or terminate the Plan; provided, that subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

SECTION 6

VOTING RIGHTS; MANAGEMENT SHAREHOLDERS AGREEMENT

6.1.  Voting Rights.  Each Participant shall be entitled to vote vested Shares to the same extent as other Class B Common Shares as provided in the Company’s Bye-Laws.  Each Participant shall grant the Committee a proxy to vote all unvested Shares which proxy shall terminate when such Shares become vested in accordance with this Plan and such Participant’s Agreement.

6.2.  Management Shareholders Agreement.  Upon a Participant’s becoming vested in any portion of a Restricted Share Award in accordance with the terms of this Plan, Participant agrees that he will execute and become a party to the Company’s Management Subscription and Shareholders Agreement, dated March 5, 2004, as amended, restated, supplemented or modified (the “Management Shareholders Agreement”).